Exhibit 99.4
                                                                    ------------

                             SEPARATION AGREEMENT
                             --------------------


      This Separation Agreement (this "Agreement") by and between SGN LLC, a Delaware limited liability company ("SGN"), and Dex Holdings LLC, a Delaware limited liability company ("Buyer"), on the one hand, and Qwest Dex, Inc., a Colorado corporation ("Dex"), and Qwest Communications International Inc., a Delaware corporation ("Qwest"), on the other hand, is effective as of November 8, 2002 (the "Effective Date"). Each of the signatories hereto is individually a "Party" and collectively the "Parties". Capitalized terms not defined in the text of this Agreement have the meanings set forth in Annex 1.


                                      RECITALS
                                      --------

      A. Qwest, Qwest Services Corporation, a Colorado corporation ("QSC"), Dex and Buyer have entered into that certain Purchase Agreement (the "LLC Purchase Agreement") dated as of August 19, 2002 pursuant to which Dex has agreed, subject to the terms and conditions set forth therein, to: (i) contribute certain of its assets and liabilities to SGN; and (ii) sell all of the outstanding limited liability company interests of SGN to Buyer following such contribution (the "Closing").

      B. In connection with the LLC Purchase Agreement, Qwest, QSC, Dex and Buyer entered into that certain Purchase Agreement, dated of even date therewith (the "LLC II Purchase Agreement"), pursuant to which Dex has agreed, subject to the terms and conditions set forth therein, to: (i) contribute certain of its assets and liabilities to GPP LLC; and (ii) sell all of the outstanding limited liability company interests of GPP LLC to Buyer following such contribution (the "Second Closing").

      C. The Parties have agreed to enter into certain additional agreements, including the Transition Services Agreement, the Professional Services Agreement, the Joint Management Agreement, the Contribution Agreement, the IP Contribution Agreement and the Trademark License Agreement (collectively, the "Transition Documents").

      D. The Parties desire to set forth certain covenants and obligations to be performed following the Closing Date in order to: (i) effectuate the transactions contemplated by the Transition Documents; and (ii) in the event that the Second Closing does not occur, separate the operations and management of Dex and SGN during a transition period such that they function as completely independent companies.

                                     AGREEMENT

      In consideration of the foregoing recitals and the mutual covenants and conditions contained herein, the Parties agree, intending to be legally bound, as follows:

                                   ARTICLE I
          PURPOSE OF AGREEMENT; PROJECT MANAGEMENT; DISPUTE RESOLUTION

           1.1 Purpose. The Parties have agreed, during the period from the Closing Date until the earlier of the Second Closing or the Final Separation Date, to utilize shared assets, systems and facilities and to provide services to each other, on the terms and conditions set forth herein and in the Transition Documents, in order to more efficiently and cost effectively operate the Business. In furtherance of the foregoing, and as a contingency plan in the event that the Separation Trigger Date occurs, the Parties agree to perform certain additional respective obligations and covenants set forth herein following the Closing Date.

           1.2 Project Management.
               ------------------

           (a) Each of the Parties agrees to designate an individual with sufficient knowledge and background to act as the primary liaison with the other Party and to assume overall responsibility for the performance of its obligations under this Agreement (the "Dex Project Manager" and "SGN Project Manager", respectively, and together the "Project Managers"). The Project Managers will each have direct access to the officers and other key decision-makers within their respective organizations and to the Management Team, and will call upon the experience, expertise, and resources of their respective organizations to ensure proper performance of the Parties' obligations under this Agreement. Each Party may treat any official act of the other Party's Project Manager in performing its duties hereunder as being authorized by such other Party without inquiring behind such act or ascertaining whether such Project Manager had authority to so act.

           (b) The initial Dex Project Manager will be Patrick Halbach or such other individual as he may designate from time to time. The initial SGN Project Manager will be the chief operating officer of SGN or such other individual as he or she may designate from time to time. Either Party may change its Project Manager by delivering notice of such change to the other Party pursuant to
Section 7.11. A Party changing its Project Manager will use commercially reasonable efforts to give at least thirty (30) days' notice prior to the effective date of the change. The Project Managers will meet at least bi-weekly to coordinate the administration of the Parties' obligations under this Agreement and address those matters relevant to both Parties. In addition, the Project Managers will jointly meet for a formal quarterly review with respect to the Parties' performance of their obligations under this Agreement under the direction of and in accordance with the requirements of the Management Team.

           1.3 Resolution of Disputes.
               ----------------------

           (a) All disputes between the Parties arising from or relating to this Agreement, including disputes with respect to whether this Agreement has been breached by any Party (in each case, a "Dispute") will initially be submitted to the Project Managers for resolution. The Project Managers will notify and consult with the Management Team in attempting to resolve such Disputes. If the Project Managers are unable to resolve a Dispute within ten (10) days after submission of the Dispute to them, each Party will refer the Dispute as follows:
(i) in the case of Dex, to a designated senior executive officer of Qwest; and
(ii) in the case of SGN, to a designated senior executive officer of Buyer

(collectively, the "Designated Representatives"), for attempted resolution through good faith discussions within twenty (20) days after submission of the Dispute to them.

           (b) If the Designated Representatives are unable to resolve a Dispute within such twenty (20) day period, then either Party may, at any time thereafter, submit the Dispute to binding arbitration as set forth in Section
7.16 below.

           (c) Notwithstanding anything in this Agreement to the contrary, any Party that is obligated to comply with a regulatory requirement will have the right to determine, in its sole and absolute discretion, the nature and extent of the action required to be taken by such Party in reasonable response to such regulatory requirement and to take such action, which will not be deemed an excuse of performance by such Party. If a Party takes an action or omits to act in breach of its obligations under this Agreement because such Party reasonably believes that it is necessary to take such action or omit to act to comply with laws, rules or regulations, then the non-breaching Party may seek damages in accordance with this Agreement, but may not seek equitable or injunctive relief to compel the breaching Party to take or cease to take such actions as the breaching Party reasonably believes to be necessary.

           1.4 Response to Regulatory Challenge.
               --------------------------------

           (a) If any Person initiates any investigation, proceeding, litigation, inquiry, hearing, information or data request, or information gathering process relating to this Agreement whether before or after the Closing (each, an "Inquiry"), then the Parties will jointly evaluate and respond to such Inquiry in accordance with the terms and conditions set forth in Sections 5.4(c) and (d) of the LLC Purchase Agreement, as applicable.

           (b) If this Agreement is found unlawful with respect to one or more but not all of the fourteen (14) states consisting of Arizona, Colorado, Idaho, Iowa, Minnesota, Montana, Nebraska, New Mexico, North Dakota, Oregon, South Dakota, Utah, Washington and Wyoming, the metropolitan statistical area of El Paso, Texas or any other area in which Dex operates the Dex Business or SGN operates the Transferred Business as contemplated by the Business Plan (collectively, the "Region"), this Agreement will not be terminated with respect to any other states or areas in the Region. Under such circumstances, a Party may suspend, rather than terminate, this Agreement with respect to the states or areas in the Region in which this Agreement is found unlawful, but may not suspend with respect to all states or areas of the Region; provided, however, that such Party will use commercially reasonable efforts to: (i) give the other Party as much notice as possible prior to such suspension; and (ii) establish with such Governmental Entity a reasonable alternative method of performance of its obligations under this Agreement (with any incremental increase in costs of such performance to be borne by such Party); provided, further, that such suspension will not affect the other Party's right to seek damages in accordance with this Agreement with respect to such suspension or alternative method of performance, and such suspension will not be deemed an excuse of performance by such Party. In either case, the Parties will agree to appropriate transition measures in the suspended state(s) or area(s), with consideration given to the then-existing regulatory environment in such state(s) or area(s).

                                   ARTICLE II
                             POST-CLOSING COVENANTS

           2.1 Contingency Separation Plan. The Parties have agreed to certain fundamental principles, preliminary costs and proposed timelines upon which the IT Assets (as defined below) will be allocated among the Parties, the jointly maintained data will be migrated to the applicable owner, and the transition services provided by the Parties to each other will be eliminated such that Dex and SGN will operate as completely independent companies (the "Separation") as more fully set forth in Article III and the accompanying Schedules and Exhibits, to be effected if the LLC II Purchase Agreement is terminated prior to the consummation of the Second Closing (such date of termination, the "Separation Trigger Date"). Dex and SGN will use their commercially reasonable efforts to amend, update and/or complete, as necessary, any provisions in Article III and the accompanying Schedules and Exhibits within sixty (60) days following the Closing Date to include such additional detail as may be necessary to accomplish the Separation as soon as reasonably practicable following the Separation Trigger Date (collectively, the "Final Separation Plan"). The Parties agree that time is of the essence in completing the Final Separation Plan following the Closing Date. Consequently, each Party will make the Project Managers and additional management contacts with decision-making authority and technical support available as is necessary to meet the required time frame to update and complete the Final Separation Plan. Failure to reach agreement on the Final Separation Plan within ninety (90) days following the Closing Date will constitute a dispute to be resolved in accordance with Section 1.3.

           2.2 Data Back-Up Plan.
               -----------------

           (a) SGN may obtain, at its cost and expense, contracts with hot site vendors and with third party providers of data back-up, storage, and recovery services with respect to their customer data and other proprietary data and information (each Party's "Proprietary Data") and other system software. Dex will reasonably cooperate in facilitating such data back-up, storage and recovery services during the Term. If Dex desires to use such third party provider (in addition to the services provided by Qwest and its Affiliates) to back up, store or recover its Proprietary Data and other system software, SGN will use commercially reasonable efforts to make available to Dex the rights to such services under the applicable vendor contracts and SGN and Dex will bear the costs of such services on a pro rata basis.

           (b) The Parties acknowledge that certain of their respective Proprietary Data residing in the centralized information technology assets used by Dex to operate the Dex Business or SGN to operate the Transferred Business (consisting primarily of data servers, web servers and storage devices) and the desktop computers used by the centralized operations personnel (collectively, the "IT Assets") will be included among the data converted as part of the Amdocs Project, if implemented. The Parties agree that any or all of their respective Proprietary Data may be converted into a new format as a result of the implementation of the Amdocs Project. Prior to the implementation of the Amdocs Project, the Parties will jointly agree: (i) whether to maintain a separate database containing their respective Proprietary Data outside of the Amdocs Project environment; and (ii) the appropriate cost allocation between the Parties for such additional data storage.

           2.3 Data Segregation and Systems Access. As soon as reasonably practicable following the Closing Date, the Parties will jointly determine whether, and to what extent, it is necessary to implement additional security mechanisms in order to maintain the confidentiality of the Parties' respective Proprietary Data housed in the IT Assets or any other shared systems (collectively, the "Shared Systems") and to maintain the security of such Shared Systems (the "Data Security Plan"). The Data Security Plan will address, at a minimum, the process of segregating the Parties' Proprietary Data and the types of personnel from each Party that will have access to the other Party's Proprietary Data. If the Parties agree to implement a Data Security Plan, the Parties will bear the costs and expenses of the Data Security Plan on a pro rata basis. For avoidance of doubt, the Parties will not be required to implement a Data Security Plan if they determine that the costs of such security measures would be reasonably expected to outweigh the anticipated benefits of protecting their respective Proprietary Data.

           2.4 Publishing Schedule. During the term of this Agreement, Dex and SGN will not alter the publication schedule for any of their respective directories, except in accordance with Section 10.2 of the Professional Services Agreement.

           2.5 Post-Closing Personnel Reconciliation. SGN will deliver to Dex within thirty (30) days following the Closing Date the list of transferred employees who have accepted employment with SGN (the "Transferred Employees" and the "Transferred Employees List"). To the extent the Transferred Employees List differs materially from the prospective list of Transferred Employees developed by the Parties prior to the Closing Date, either in terms of the aggregate number of individuals that accept employment with SGN or in an individual functional capacity or skill set within the Business, the Parties agree to work together in good faith to achieve an equitable balance between the number and type of Transferred Employees and the number and type of employees retained by Dex (the "Retained Employees"), in conformity with the allocation methodologies set forth on Schedule 2.5 and Section 5.22 of the LLC Purchase Agreement.

           2.6 Implementation of Employee Policies and Procedures. With respect to the employees of Dex and SGN, Dex and SGN will work together in good faith to adopt and implement substantially consistent employee policies, procedures and other terms and conditions of employment. Notwithstanding any of the foregoing, Dex and SGN may, in their respective absolute and sole discretion, adopt and implement any employee policies, procedures and other terms and conditions of employment consistent with applicable law and collective bargaining agreements.

           2.7 Responsibility for Personnel. All personnel employed, engaged or otherwise furnished by a Party in connection with performing their respective obligations hereunder will be such Party's employees, agents or subcontractors, as the case may be (collectively, such Party's "Personnel"). Each Party will have the sole and exclusive responsibility for its Personnel, will supervise its Personnel and will cause its Personnel to cooperate with the other Party in performing their respective obligations hereunder. Each Party will pay and be responsible for the payment of any and all premiums, contributions and taxes for workers' compensation insurance, unemployment compensation and disability insurance and all similar provisions now or hereafter imposed by any Governmental Entity that are imposed with respect to or measured by wages, salaries or other compensation paid or to be paid by such Party to its Personnel.

           2.8 Employee Identification and Access Cards; Ongoing Facility Access and Security.

           (a) In contemplation of the reciprocal on-going access to each Party's premises, facilities, equipment and Personnel by the other Party's Personnel as contemplated in this Section 2.8, and in contemplation of the need for certain related security measures with respect to such access, the Parties will use commercially reasonable efforts to coordinate and to provide their respective employees with identification and access cards sufficient to differentiate between Dex and SGN employees. Each Party will bear its own costs for providing such identification and access cards to its Personnel.

           (b) Subject to Section 2.8(c) below, each Party's Personnel will have such access to the other Party's premises, facilities, equipment (including access to telephones, photocopying equipment and the like) and Personnel, during normal business hours and in a manner that does not interfere with the other Party's ability to operate its business, as is reasonably necessary to effectuate the Parties' obligations in accordance with the terms of this Agreement. Except for access on an emergency basis, each Party will use commercially reasonable efforts to give the other Party at least twenty-four
(24) hours' prior notice for physical access to such Party's premises for any purpose, excluding regular and ongoing access.

           (c) All Personnel of a Party will comply with the other Party's reasonable security requirements when on the other party's premises. Notwithstanding any other provision of this Agreement to the contrary, a Party will have the right to refuse access to, or immediately to terminate the right of access to its premises of, a particular individual employed, engaged or furnished by the other Party should such Party determine in its reasonable discretion for any lawful reason that such termination is in the best interests of such Party, provided that all other Personnel of the other party will continue to have access and at no time will an unreasonable number of Personnel of the other Party be refused such access.

           2.9 Customer Service Centers. Dex will maintain ownership of the top-level toll-free number (800-422-1234) for the customer services call centers, and all calls made to this toll-free number will be routed by the toll-free vendor to the applicable lower-level ring-to number. As soon as reasonably practicable following the Closing Date, the Parties will cooperate to segregate the lower-level ring-to telephone numbers for the customer services call centers, and to the extent such segregation is not possible, the Parties will implement a process to redirect all customer service calls received by one Party that are intended for the other Party, in either case such that each Party handles only customer service and customer care calls with respect to its own region and customers.

           2.10 Vendor Notification. As soon as reasonably practicable following the Closing Date (but in no event later than thirty (30) days thereafter), the Parties will jointly notify the applicable third party vendors for services being provided to SGN that SGN has become the customer of record as of the Closing Date, and will jointly request that such third party vendor make all necessary and appropriate changes to its billing and other record systems to indicate SGN as the customer of record. SGN will use commercially reasonable efforts to follow up with all such third party vendors to ensure that the billing and other record keeping changes are effected by such third party vendor as soon as reasonably practicable following the Closing Date. Dex will forward to SGN any invoices for SGN services that Dex receives (and vice versa), as soon as reasonably practicable following receipt of the same (but in no event later than three (3) business days), until the third party vendors make the necessary corrections to their billing systems. If such invoice is an invoice containing charges for both Dex and SGN, each Party will be responsible for payment of its own charges and for disputing such charges with the applicable vendor.

           2.11 Changes to Business Plan. Until the Second Closing, and except as they may otherwise agree in writing, Qwest and Buyer agree not to amend or modify the Business Plan as it pertains to Dex.

                                  ARTICLE III
                            POST-SEPARATION COVENANTS

           3.1 Systems Replication. As soon as reasonably practicable following the Separation Trigger Date, the Parties will cooperate to effectuate the replication and/or separation of the Shared Systems in such a manner that each of Dex and SGN have fully functioning and independently operating hardware and software systems. In furtherance of the foregoing, the Parties agree as follows:

           (a) Amdocs. If the Parties have agreed to implement the Amdocs Project, the Parties will cooperate to replicate the necessary hardware and clone the software systems contained in the Amdocs environment such that each of Dex and SGN will own a duplicate set of systems and contractual support and maintenance rights following the Final Separation Date. The costs of such replication and cloning will be borne by the Parties in accordance with the terms of Section 5.16 of the LLC II Purchase Agreement. Each Party will thereafter bear its pro rata share of the ongoing support and maintenance costs for the Amdocs license.

           (b) No Amdocs. If the Parties have not agreed to implement the Amdocs Project, the Parties will cooperate to replicate the hardware and software systems used by both Dex and SGN at such time in operating the Business such that each of Dex and SGN have fully functioning independent operating systems following the Final Separation Date. The costs of such replication will be borne by the Parties in accordance with the terms of Section 5.16 of the LLC II Purchase Agreement.

           3.2 Data Migration and Extraction. Concurrent with completing the Shared Systems cloning and replication as set forth in Section 3.1, the Parties will cooperate to ensure that their respective Proprietary Data maintained in the Shared Systems is migrated to the appropriate Party and that the other Party does not retain in its systems following the Final Separation Date any of the other Party's Proprietary Data. The data migration and extraction will performed under Dex's direction and the costs will be borne by the Parties in accordance with the terms of Section 5.16 of the LLC II Purchase Agreement.

           3.3 Website Replication. The Parties' respective obligations with respect to the operation, maintenance and management of the world wide web site located at www.qwestdex.com (the "QDC Site") following the Separation Trigger Date will be as set forth in Exhibit B to the Professional Services Agreement. The cost for cloning the QDC Site and separating and/or replicating the databases and content and other infrastructure used to run the QDC Site from that used to run the Linked Site (as defined in the Professional Services Agreement) will be borne by the Parties in accordance with the terms of Section
5.16 of the LLC II Purchase Agreement.

           3.4 Management Team Resignations. Notwithstanding anything to the contrary in the Non-Competition and Non-Solicitation Agreement, and except as Dex and SGN may otherwise agree in writing, on the one hundred twentieth (120th) day following the Separation Trigger Date, each member of the Management Team will be deemed to have automatically resigned as an employee of Dex (if such individual has not already resigned), such that following the date of such resignation each member of the Management Team will be solely employed by SGN. Following the resignation of each member of the Management Team, Dex (and its Affiliates) will comply with the non-solicitation covenants of Article 4 of the Non-Competition and Non-Solicitation Agreement with respect to such individuals.

           3.5 Employee Training. From and after the Separation Trigger Date until the Final Separation Date, and as reasonably requested by Dex or Qwest, SGN will use commercially reasonable efforts to cause the Transferred Employees and other of its employees to assist in the training of the personnel hired by Qwest or Dex to replace such Transferred Employees and/or other employees. The scope of such training will cover the functional areas, and be in as much detail, as reasonably requested by Qwest or Dex.

           3.6 Return of Property and Equipment. Upon expiration or termination of this Agreement, each Party will be obligated to return to each other Party, as soon as is reasonably practicable (but in no event later than fifteen (15) days after such termination), any equipment or other property or materials of such other Party that is in such Party's control or possession.

           3.7 SGN Access to Certain Data. As soon as reasonably practicable following the Closing Date, but in no event later than nine (9) months following the Closing, Qwest will make available to SGN (for purposes of this Section 3.7, "SGN" will include GPP LLC following the Second Closing), during the term of the Billing and Collection Agreement and any renewal thereof or term of a replacement agreement thereto (not to exceed ten (10) years from the Closing
Date), the data fields described on Exhibit B to the Professional Services Agreement (with respect to SGN's customers only) through a "read-only" interface, such that SGN will have access to such customer data. The development and implementation costs for such "read-only" interface, and all recurring access, support and maintenance charges, will be borne by SGN; provided, however, that the costs to be borne by SGN will not exceed one million five hundred thousand dollars ($1,500,000) for one-time implementation and development charges and two hundred twenty-five thousand dollars ($225,000) for annual recurring charges; provided, further, that during any renewal term of the Billing and Collection Agreement or the term of a replacement agreement thereto, the terms and conditions of this Section 3.7 may be adjusted to ensure that Qwest receives full reimbursement of its costs and charges incurred for making available the applicable data fields based on then-current systems configurations. The covenants contained in this Section 3.7 will survive the termination of this Agreement in accordance with their respective terms.

           3.8 Separation Costs. The Parties agree that in performing their respective covenants set forth in Section 3.1, Section 3.2 and Section 3.3, they will use their respective commercially reasonable efforts to minimize the costs of completing the Separation while maximizing the benefits and functionality for both Parties of their respective systems following the completion of such covenants.

           3.9 Customer Service Centers. In the event the Separation Trigger Date occurs, SGN and Buyer will have an irrevocable, royalty free, transferable and exclusive (except as to Dex) right to continue to use and receive the benefit of the top-level toll-free number (800-422-1234) in accordance with the provisions of Section 2.9 for two (2) years following the Separation Trigger Date, following which SGN and Buyer will migrate to their own top-level toll-free number. SGN's and Buyer's right under this Section 3.9 will survive the expiration or termination of this Agreement.

                                   ARTICLE IV
                              TERM AND TERMINATION

           4.1 Term. The term of this Agreement will commence as of the Effective Date and, except to the extent expressly set forth herein, will continue in full force and effect until the earlier of the Second Closing or the Final Separation Date (the "Term").

           4.2 Early Termination. The Parties will have the right to terminate this Agreement, in whole or in part, prior to the expiration of the Term only in accordance with Section 1.3(c).

                                   ARTICLE V
                    LIMITATION ON LIABILITY; INDEMNIFICATION

           5.1 Performance and Tangible Property Indemnification. Subject to the limitations of liability set forth in Section 5.3, SGN and Dex will indemnify and hold each other harmless against all Losses resulting from: (i) such Party's performance or failure to perform, in any material manner, any of its obligations under this Agreement; (ii) the breach by such Party, in any material manner, of any representation, warranty, covenant or agreement contained herein; or (iii) loss of or damage to tangible real or tangible personal property (including damage to their property), in any material manner, in each case to the extent that such Loss was proximately caused by any negligent or willful act or omission by the Party from whom indemnity is sought, its agents, employees or subcontractors, in connection with the fulfillment of such Party's obligations hereunder. Any claim for indemnity under this Section 5.1 must be brought within one (1) year after the event giving rise to the claim or will be deemed forever waived; provided, however, that claims by a Party arising as a result of third party claims against such Party may be brought at any time within the applicable statute of limitations.

           5.2 Notice and Procedures. A Party seeking indemnification pursuant to Section 5.1 (the "Indemnified Party") will give prompt written notice in reasonable detail (the "Notice of Claim") to the indemnifying Party (the

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"Indemnifying Party") stating the basis of any claim for which indemnification is being sought hereunder within thirty (30) days after its knowledge thereof; provided, however, that the Indemnified Party's failure to provide any such notice to the Indemnifying Party will not relieve the Indemnifying Party of or from any of its obligations hereunder, except to the extent that the Indemnifying Party suffers prejudice as a result of such failure. If the facts giving rise to such indemnification involve an actual or threatened claim by or against a third party:

           (a) the Parties hereto will cooperate in the prosecution or defense of such claim and will furnish such records, information and testimony and attend to such proceedings as may be reasonably requested in connection therewith; and

           (b) the Indemnified Party will make no settlement of any claim that would give rise to liability on the part of the Indemnifying Party without the latter's prior written consent which will not be unreasonably withheld or delayed, and the Indemnifying Party will not be liable for the amount of any settlement affected without its prior written consent.

           5.3 Consequential Damages. Except with respect to a Party's fraud or willful misconduct, neither Party, nor its Affiliates, will be liable to the other Party, or its Affiliates, for any damages other than direct damages. Each Party agrees that it is not entitled to recover and agrees to waive any claim with respect to, and will not seek, consequential, punitive or any other special damages as to any matter under, relating to or arising out of the transactions contemplated by this Agreement, except with respect to such claims and damages arising directly out of a Party's fraud or willful misconduct.

           5.4 Management Liability. Each Party acknowledges and agrees that the obligations of the other Party hereunder are exclusively the obligations of such other Party and are not guaranteed directly or indirectly by such other Party's shareholders, officers, directors, agents or any other Person. Except as otherwise specifically set forth in a separate agreement, each Party will look only to the other Party and not to any director, officer, employee or agent (including any member of the Management Team) for satisfaction of any claims, demands or causes of action for damages, injuries or losses sustained by any Party as a result of the other Party's action or inaction.

                                   ARTICLE VI
                                  FORCE MAJEURE

           6.1 Force Majeure Conditions. Except with respect to a Party's obligations to pay or bear certain costs as provided herein, in no event will either Party be liable to the other for any delay or other failure to perform hereunder that is due to: (i) the other Party's unreasonable delay in supplying or failure to supply approvals, information, materials, or services called for or reasonably required under the terms of this Agreement; provided, however, that the Party has previously requested such approvals, information, materials or services with reasonable prior notice; or (ii) occurrences or circumstances beyond such Party's reasonable control (including epidemic, riot, unavailability of resources due to national defense priorities, war, armed hostilities, strike, walkouts, civil disobedience, embargo, fire, flood, drought, storm, pestilence, lightning, explosion, power blackout, earthquake, volcanic eruption or any

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

foreseeable or unforeseeable act of God, act of a public enemy, act of terrorism, act of sabotage, act or omission of carriers, or other natural catastrophe or civil disturbance), in each case during the period and to the extent that such extraordinary condition delays, impairs or prevents such Party's performance (collectively, "Force Majeure Conditions"). If any Party does not perform any of its obligations hereunder as a result of a Force Majeure Condition, and any other Party's performance of its obligations hereunder are conditioned upon the first Party's performance, then notwithstanding anything in this Agreement to the contrary, the other Party's performance will be excused (including payment obligations) until such time as the first Party has performed those obligations prevented by the Force Majeure Condition.

           6.2 Performance Times. Performance times under this Agreement will be considered extended for a period of time equivalent to the time lost because of any delay or failure to perform excusable under this Article VI. The Party claiming excusable delay will use commercially reasonable efforts to notify the other Party of the Force Majeure Condition and to mitigate the effects of the Force Majeure Condition giving rise to the delay so as to continue performing as required hereunder as expeditiously as reasonably possible.

                                  ARTICLE VII
                                  MISCELLANEOUS

           7.1 No Partnership or Joint Venture; Independent Contractor. Nothing contained in this Agreement will constitute or be construed to be or create a partnership or joint venture between the Parties or their respective successors or assigns. The Parties understand and agree that this Agreement does not make either of them an agent or legal representative of the other for any purpose whatsoever. No Party is granted, by this Agreement or otherwise, any right or authority to assume or create any obligation or responsibilities, express or implied, on behalf of or in the name of any other Party, or to bind any other Party in any manner whatsoever. The Parties expressly acknowledge that each Party is an independent contractor with respect to the other Parties in all respects.

           7.2 Amendments; Waivers. Except as expressly provided herein, this Agreement and any attached Exhibit may be amended only by agreement in writing of all Parties. No waiver of any provision nor consent to any exception to the terms of this Agreement or any agreement contemplated hereby will be effective unless in writing and signed by each Party and then only to the specific purpose, extent and instance so provided. No failure on the part of any Party to exercise or delay in exercising any right hereunder will be deemed a waiver thereof, nor will any single or partial exercise preclude any further or other exercise of such or any other right.

           7.3 Schedules and Exhibits; Integration. Each Schedule and Exhibit delivered pursuant to the terms of this Agreement must be in writing and will constitute a part of this Agreement, although schedules need not be attached to each copy of this Agreement. This Agreement, together with such Schedules and Exhibits, and the other Commercial Agreements (as defined in the LLC Purchase Agreement) constitutes the entire agreement among the Parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the Parties in connection therewith.

           7.4 Further Assurances. Each Party will take such other actions as any other Party may reasonably request or as may be necessary or appropriate to consummate or implement the transactions contemplated by this Agreement or to evidence such events or matters.

           7.5 Governing Law. This Agreement and the legal relations between the Parties will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and performed in such State and without regard to conflicts of law doctrines unless certain matters are preempted by federal law.

           7.6 Assignment. Neither this Agreement nor any rights or obligations hereunder are assignable by one Party without the express prior written consent of the other Parties; provided, however, that any Party may assign this Agreement, upon written notice to the other Parties, to any of such Party's Affiliates without the consent of the other Parties if such Affiliate agrees in writing to be bound by the terms of this Agreement and the assigning Party remains liable for its obligations hereunder. A Change of Control of any Party hereto will not be deemed to be an assignment of this Agreement, provided that if the relevant Party is no longer directly bound as a party to this Agreement (e.g., because the Change of Control is a sale or transfer of assets or is the result of a transaction pursuant to which the successor, surviving or acquiring entity does not automatically succeed to the obligations of such Party by operation of law), the successor, surviving or acquiring entity is required to agree in writing (whether as part of the acquisition agreement that provides for the other Parties to be a third party beneficiary or in a separate agreement) to assume this Agreement on substantially similar terms and in all material respects.

           7.7 Headings. The descriptive headings of the Articles, Sections and subsections of this Agreement are for convenience only and do not constitute a part of this Agreement.

           7.8 Counterparts. This Agreement and any amendment hereto or any other agreement delivered pursuant hereto may be executed in one or more counterparts and by different Parties in separate counterparts. All counterparts will constitute one and the same agreement and will become effective when one or more counterparts have been signed by each Party and delivered to the other Parties.

           7.9 Confidentiality. Each of the Parties agrees that all non-public, confidential information received from the other party is deemed received pursuant to the Confidentiality Agreement, and each Party will, and will cause its representatives (as defined in the Confidentiality Agreement) to, comply with the provisions of the Confidentiality Agreement with respect to such information, and the provisions of the Confidentiality Agreement are hereby incorporated by reference with the same effect as if fully set forth herein. The obligations contained in this Section 7.9 will survive the termination or expiration of this Agreement for a period of one (1) year.

           7.10 Successors and Assigns; No Third Party Beneficiaries. This Agreement is binding upon and will inure to the benefit of each Party and their respective successors or assigns, and nothing in this Agreement, express or implied, is intended to confer upon any other Person or Governmental Entity any rights or remedies of any nature whatsoever under or by reason of this Agreement.

           7.11 Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given: (i) immediately when personally delivered; (ii) when received by first class mail, return receipt requested; (iii) one day after being sent by Federal Express or other overnight delivery service; or (iv) when receipt is acknowledged, either electronically or otherwise, if sent by facsimile, telecopy or other electronic transmission device. Notices, demands and communications to the other Party will, unless another address is specified by such Party in writing, be sent to the address indicated below:

            If to SGN, addressed to:

            Dex Media East LLC
            198 Inverness Drive West, Eighth Floor
            Englewood, Colorado 80112
            Attention:  Chief Executive Officer
            Fax:  (303) 784-1964

            With a copy to (which will not constitute notice):

            Latham & Watkins
            885 Third Avenue, Suite 1000
            New York, New York 10022
            Attention:  R. Ronald Hopkinson, Esq.
            Fax:  (212) 751-4864

            If to Dex, addressed to:

            Qwest Dex, Inc.
            198 Inverness Drive West
            Englewood, CO 80112
            Attention:  Dex Project Manager
            Fax:  (303) 784-1964

            With a copy to:

            Qwest Communications International Inc.
            1801 California Street
            Denver, CO 80202
            Attention:  Patrick Halbach
            Fax:  (303) 896-1107

            With a copy to (which will not constitute notice):

            O'Melveny & Myers, LLP
            1999 Avenue of the Stars, Suite 700
            Los Angeles, California 90067
            Attention:  Steven L. Grossman, Esq.
            Fax:   (310) 246-6779

           7.12 Expenses. Except as otherwise set forth herein, the Parties will each pay their own expenses incident to the negotiation, preparation and performance of this Agreement, including the fees, expenses and disbursements of their respective investment bankers, accountants and counsel.

           7.13 Waiver. No failure on the part of any Party to exercise or delay in exercising any right hereunder will be deemed a waiver thereof, nor will any single or partial exercise preclude any further or other exercise of such or any other right.

           7.14 Representation by Counsel; Interpretation. Each of the Parties acknowledges that it has been represented by counsel in connection with this Agreement. Accordingly, any rule of Law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the Party that drafted it has no application and is expressly waived. The provisions of this Agreement will be interpreted in a reasonable manner to effect the intent of the Parties.

           7.15 Severability. If any provision of this Agreement is held to be unenforceable for any reason, it will be adjusted rather than voided, if possible, to achieve the intent of the Parties. All other provisions of this Agreement will be deemed valid and enforceable to the extent possible.

           7.16 Arbitration; Jurisdiction. Subject to Section 1.3, any dispute, controversy or claim arising under or related to this Agreement, regardless of the legal theory upon which it is based, will be settled by final, binding arbitration pursuant to the Federal Arbitration Act, 9 U.S.C. ss.. 1 et seq., in accordance with the American Arbitration Association Commercial Arbitration Rules. Nothing herein will, however, prohibit a Party from seeking temporary or preliminary injunctive relief in a court of competent jurisdiction. In any arbitration, the number of arbitrators will be three, Dex, on the one hand, and SGN, on the other hand, each having the right to appoint one arbitrator, who will together appoint a third neutral arbitrator within thirty (30) days after the appointment of the last Party-designated arbitrator. All arbitration proceedings will take place in Denver, Colorado. The arbitrators will be entitled to award monetary and equitable relief, including specific performance and other injunctive relief; provided, however, that only damages allowed pursuant to this Agreement may be awarded. Except as otherwise expressly provided in this Section 7.16, each Party will bear the expenses of its own counsel and will jointly bear the expenses of the arbitrators. The arbitrators will allocate the remaining costs of the arbitration proceeding. The Parties agree that the arbitrators will include, as an item of damages, the costs of arbitration, including reasonable legal fees and expenses, incurred by the prevailing party if the arbitrators determine that either: (i) the non-prevailing party did not act in good faith when disputing its liability hereunder to the prevailing party or when initiating a claim against the prevailing party; or (ii) the prevailing party has had to resort to arbitration with respect to a substantially similar claim more than twice in any thirty-six
(36) month period. Should it become necessary to resort or respond to court proceedings to enforce a Party's compliance with this Section 7.16, such proceedings will be brought only in the federal or state courts located in the State and County of New York, which will have exclusive jurisdiction to resolve any disputes with respect to this Agreement, with each Party irrevocably consenting to the jurisdiction thereof. If the court directs or otherwise requires compliance herewith, then all costs and expenses, including reasonable attorneys' fees incurred by the Party requesting such compliance, will be reimbursed by the non-complying Party to the requesting Party.

           7.17 General Rules of Construction. For all purposes of this Agreement and the Exhibits and Schedules delivered pursuant to this Agreement:
(i) the terms defined in Annex 1 have the meanings assigned to them in Annex 1 and include the plural as well as the singular; (ii) all accounting terms not otherwise defined herein have the meanings assigned under GAAP; (iii) all references in this Agreement to designated "Articles," "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of the body of this Agreement; (iv) pronouns of either gender or neuter will include, as appropriate, the other pronoun forms; (v) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision; (vi) "or" is not exclusive; (vii) "including" and "includes" will be deemed to be followed by "but not limited to" and "but is not limited to," respectively; (viii) any definition of or reference to any law, agreement, instrument or other document herein will be construed as referring to such law, agreement, instrument or other document as from time to time amended, supplemented or otherwise modified; and (ix) any definition of or reference to any statute will be construed as referring also to any rules and regulations promulgated thereunder.

      IN WITNESS HEREOF, each of the Parties hereto has caused this Agreement to be executed by its duly authorized officers as of the day and year first above written.


                                       QWEST DEX, INC.


                                       By:  /s/ George Burnett
                                           ---------------------------------
                                       Name:  George Burnett
                                       Title: President


                                       QWEST COMMUNICATIONS INTERNATIONAL INC.


                                       By:  /s/ Yash A. Rana
                                           ---------------------------------
                                       Name:  Yash A. Rana
                                       Its:   Vice President


                                       SGN LLC
                                       By:  Qwest Dex, Inc., its sole member


                                       By:  /s/ George Burnett
                                           ---------------------------------
                                       Name:   George Burnett
                                       Title:  President


                                       DEX HOLDINGS LLC


                                       By:  /s/ James A. Attwood, Jr.
                                           ---------------------------------
                                       Name:   James A. Attwood, Jr.
                                       Title:  Managing Director

                              ANNEX 1: DEFINITIONS


      "Affiliate" means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, a specified Person. The term "control" (including, with correlative meanings, the terms "controlled by" and "under common control with") means the possession of the power to direct the management and policies of the referenced Person, whether through ownership interests, by contract or otherwise.

      "Agreement" has the meaning set forth in the introductory paragraph.

      "Amdocs Project" has the meaning ascribed to such term in the Professional Services Agreement.

      "Billing and Collection Agreement" has the meaning ascribed to such term in the Purchase Agreement.

      "Business" has the meaning ascribed to such term in the LLC Purchase Agreement.

      "Buyer" has the meaning set forth in the recitals.

      "Change of Control" means: (i) an acquisition by any Person or group of Persons of the voting stock of the referenced Person in a transaction or series of transactions, if immediately thereafter such acquiring Person or group has, or would have, beneficial ownership of more than 50% of the combined voting power of the referenced Person's then outstanding voting stock, including any such acquisition by way of a merger, consolidation or reorganization (including under the Bankruptcy Code), or series of such related transactions, involving the referenced Person; (ii) a sale, assignment or other transfer of all or substantially all of the referenced Person's assets; or (iii) a confirmation of any plan of reorganization or liquidation under, or sale of assets pursuant to, the Bankruptcy Code, any out-of-court recapitalization or reorganization transaction or exchange offer, in any case in which more than fifty-one percent (51%) of such Person's outstanding equity securities are issued in exchange for all or a significant portion of such Person's outstanding debt or other securities, or a deed in lieu of foreclosure or any other remedy or right at law or contract by which substantially all of such Person's equity securities or assets are surrendered, assigned or otherwise transferred to another Person.

      "Closing" has the meaning set forth in the recitals.

      "Closing Date" has the meaning ascribed to such term in the LLC Purchase Agreement.

      "Confidentiality Agreement" means that certain Confidentiality Agreement between Welsh, Carson, Anderson & Stowe IX, L.P. and Qwest Services Corporation, dated as of April 22, 2002.

      "Contribution Agreement" has the meaning ascribed to such term in the Purchase Agreement.

      "Data Security Plan" has the meaning set forth in Section 2.3.

                                    Annex 1-1

      "Designated Representatives" has the meaning set forth in Section
1.3(a).

      "Dex" has the meaning set forth in the introductory paragraph.

      "Dex Business" means the "Rodney Transferred Business" as such term is defined in the LLC II Purchase Agreement.

      "Dex Project Manager" has the meaning set forth in Section 1.2.

      "Dispute" has the meaning set forth in Section 1.3(a).

      "Effective Date" has the meaning set forth in the introductory paragraph.

      "Final Separation Date" means the date upon which the Parties have completed the respective tasks and obligations set forth in Section 3.1,
Section 3.2, Section 3.3 and Section 3.5, but in no event later than one (1) year following the Separation Trigger Date.

      "Final Separation Plan" has the meaning set forth in Section 2.1.

      "Force Majeure Conditions" has the meaning set forth in Section 6.1.

      "Governmental Entity" means any government or any regulatory agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

      "Indemnified Party" has the meaning set forth in Section 5.2.

      "Indemnifying Party" has the meaning set forth in Section 5.2.

      "Inquiry" has the meaning set forth in Section 1.4(a).

      "IT Assets" has the meaning set forth in Section 2.2(b).

      "Joint Management Agreement" means that certain Joint Management Agreement between Qwest, Dex, Buyer and SGN, to be entered into at the Closing.

      "LLC Purchase Agreement" has the meaning set forth in the recitals.

      "LLC II Purchase Agreement" has the meaning set forth in the recitals.

      "Loss" means any cost, damage, disbursement, expense, liability, loss, obligation, penalty or settlement, including interest or other carrying costs, legal, accounting and other professional fees and expenses incurred in the investigation, collection, prosecution and defense of claims and amounts paid in settlement, that may be imposed on or otherwise incurred or suffered by the referenced Person; provided, however, that the term "Loss" will not be deemed to include any special, exemplary or punitive damages, except to the extent such damages are incurred as a result of third party claims.

                                       Annex 1-2

      "Management Team" has the meaning ascribed to such term in the Joint Management Agreement.

      "Non-Competition and Non-Solicitation Agreement" means that certain Non-Competition and Non-Solicitation Agreement by and among Qwest, Dex, SGN and the other parties thereto, to be entered into at the Closing.

      "Notice of Claim" has the meaning set forth in Section 5.2.

      "Party" or "Parties" has the meaning set forth in the introductory paragraph.

      "Person" means an association, a corporation, an individual, a partnership, a limited liability company, a trust or any other entity or organization, including a Governmental Entity.

      "Personnel" has the meaning set forth in Section 2.7.

      "Project Managers" has the meaning set forth in Section 1.2.

      "Proprietary Data" has the meaning set forth in Section 2.2(a).

      "QDC Site" has the meaning set forth in Section 3.3.

      "QSC" has the meaning set forth in the recitals.

      "Qwest" has the meaning set forth in the introductory paragraph.

      "Region" has the meaning set forth in Section 1.4(b).

      "Retained Employees" has the meaning set forth in Section 2.5.

      "Second Closing" has the meaning set forth in the recitals.

      "Separation" has the meaning set forth in Section 2.1.

      "Separation Trigger Date" has the meaning set forth in Section 2.1.

      "SGN" has the meaning set forth in the introductory paragraph.

      "SGN Project Manager" has the meaning set forth in Section 1.2(a).

      "Shared Systems" has the meaning set forth in Section 2.3.

      "Term" has the meaning set forth in Section 4.1.

      "Trademark License Agreement" means that certain Trademark License Agreement between Qwest, Buyer, SGN and GPP LLC, to be entered into at Closing.

      "Transferred Business" has the meaning ascribed to such term in the LLC Purchase Agreement.

                                    Annex 1-3

      "Transferred Employees" has the meaning set forth in Section 2.5.

      "Transferred Employees List" has the meaning set forth in Section 2.5.

      "Transition Documents" has the meaning set forth in the recitals.


                                    Annex 1-4